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                                                                    EXHIBIT 10.4

                            EV ENERGY PARTNERS, L.P.
                            LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE OF THE PLAN.

      The EV Energy Partners, LP Long-Term Incentive Plan (the "Plan") has been adopted by EV Management, LLC, a Delaware limited liability company (the "Company"), the general partner of EV Energy GP, L.P., a Delaware limited partnership (the "General Partner") which is the general partner of EV Energy Partners, LP, a Delaware limited partnership (the "Partnership"), and is intended to promote the interests of the Partnership and the Company by providing to Employees, Consultants and Directors incentive compensation awards for superior performance that are based on Units. The Plan is also contemplated to enhance the ability of the Company, the Partnership and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership.

SECTION 2. DEFINITIONS.

      As used in the Plan, the following terms shall have the meanings set forth below:

      "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "Award" means an Option, Restricted Unit, Phantom Unit, Substitute Award or DERs granted under the Plan.

      "Award Agreement" means the written or electronic agreement by which an Award shall be evidenced.

      "Board" means the Board of Directors of the Company.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Committee" means the Board, the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.

      "Consultant" means an individual, other than an Employee or a Director, who provides services to the Company, the Partnership or an Affiliate.

      "DER" means a contingent right to receive an amount in cash equal to the cash distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

      "Director" means a member of the Board who is not an Employee or a Consultant.

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      "Employee" means an employee of the Company or an Affiliate.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not traded on a national securities market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee; provided, however, that if the Award to which such Unit relates is subject to Code Section 409A, the determination of Fair Market Value will be made consistent with the requirements under Code Section 409A in order to satisfy any exception thereto, but only to the extent inconsistent with the methods for determining Fair Market Value above.

      "Option" means an option to purchase Units granted under the Plan.

      "Participant" means an Employee, Consultant or Director granted an Award under the Plan.

      "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of EV Energy Partners, LP, as it may be amended or amended and restated from time to time.

      "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

      "Phantom Unit" means a phantom (notional) Unit granted under the Plan which upon vesting entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

      "Restricted Period" means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

      "Restricted Unit" means a Unit granted under the Plan that is subject to a Restricted Period.

      "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

      "SEC" means the Securities and Exchange Commission, or any successor thereto.

      "Substitute Award" means an award granted pursuant to Section 6(d)(viii) of the Plan.

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      "UDR" means a distribution made by the Partnership with respect to a
Restricted Unit.

      "Unit" means a Common Unit of the Partnership.

SECTION 3. ADMINISTRATION.

      The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following and applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation all references in the Plan to the "Committee", other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer's right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 or a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards;
(iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and extent the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Award.

SECTION 4. UNITS.

      (a) Limits on Units Deliverable. Subject to adjustment as provided in
Section 4(c), the number of Units that may be delivered with respect to Awards under the Plan is 775,000. Units withheld from an Award to satisfy the Company's minimum tax withholding obligations with respect to the Award shall not be considered to be Units delivered under the Plan for this purpose. If any Award is forfeited, cancelled, exercised or otherwise terminates or expires without the actual delivery of Units pursuant or with respect to such Award, the Units subject to such Award shall again be available for Awards under the Plan. There shall not be any limitation on the number of Awards that may be granted and paid in cash.

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      (b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

      (c) Adjustments. In the event of any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event, the Committee shall, in such manner as it may deem equitable, adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted; provided, however, that the number of Units available under the Plan shall (i) in the event of an increase in the number of Units outstanding, be proportionately increased and the exercise price or Fair Market Value of the Awards awarded shall be proportionately reduced; and (ii) in the event of a reduction in the number of Units outstanding, be proportionately reduced, and the exercise price or Fair Market Value of the Awards awarded shall be proportionately increased.

SECTION 5. ELIGIBILITY.

      Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

SECTION 6. AWARDS.

      (a) Options. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options shall be granted, the number of Units to be covered by each Option, the purchase price therefor and the Restricted Period and other conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

            (i) Exercise Price. The exercise price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted but, except with respect to a Substitute Award as provided in
      Section 6(d)(viii), may not be less than its Fair Market Value as of the date of grant.

            (ii) Time and Method of Exercise. The Committee shall determine the Restricted Period with respect to an Option grant, which may include, without limitation, the provision for accelerated vesting upon the achievement of specified performance goals or other events, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a "cashless-broker" exercise through procedures, including limitations, approved by the Company, withholding Units from the Award upon exercise, or any combination of methods, having a Fair Market Value on the exercise date equal to the relevant exercise price.

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            (iii) Forfeitures. Except as otherwise provided in the terms of the
      Option grant, upon termination of a Participant's employment with or consulting services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant's Options; provided such waiver
      (i) is not adverse to the Participant to whom such Award was granted, (ii) is consented to by such Participant, and (iii) does not cause the Award to provide for the deferral of compensation in a manner that does not comply with Code Section 409A (unless otherwise determined by the Committee).

      (b) Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards as specified in the Award Agreements.

            (i) UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. Absent such a restriction on the UDRs in the grant agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction.

            (ii) Forfeitures. Except as otherwise provided in the terms of the Restricted Units or Phantom Units grant, upon termination of a Participant's employment with or consulting services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Restricted Units and Phantom Units awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant's Restricted Units and/or Phantom Units.

            (iii) Lapse of Restrictions.

                  (A) Phantom Units. Upon or as soon as reasonably practical following the vesting of each Phantom Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to receive from the Company one Unit or cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

                  (B) Restricted Units. Upon or as soon as reasonably practical following the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to have the restrictions

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            removed from his or her Unit certificate so that the Participant then holds an unrestricted Unit.

      (c) DERs. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom DERs are granted, whether such DERs are tandem or separate Awards, whether the DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) the vesting restrictions and payment provisions applicable to the Award, and such other provisions or restrictions as determined by the Committee in its discretion all of which shall be specified in the Award Agreements.

      (d) General.

            (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

            (ii) Limits on Transfer of Awards.

                  (A) Except as provided in Paragraph (C) below, each Option shall be exercisable only by the Participant during the Participant's lifetime, or by the person to whom the Participant's rights shall pass by will or the laws of descent and distribution.

                  (B) Except as provided in Paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any Affiliate.

                  (C) To the extent specifically provided by the Committee with respect to an Option, an Option may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

            (iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee and specified in the Award Agreement.

            (iv) Unit Certificates. All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any

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      stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

            (v) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee determines.

            (vi) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any grant agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award grant agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

            (vii) Substitute Awards. Awards may be granted under the Plan in substitution of similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Company or an Affiliate of another entity or the assets of another entity. A Substitute Award that is an Option may have an exercise price less than the Fair Market Value of a Unit on the date of such substitution, unless such exercise price causes any Award to provide for the deferral of compensation in a manner that is subject to taxation under Code Section 409A (unless otherwise determined by the Committee).

SECTION 7. AMENDMENT AND TERMINATION.

Except to the extent prohibited by applicable law:

      (a) Amendments to the Plan. Except as required by the rules of the principal securities exchange on which the Units are traded and subject to
Section 7(b) below, the Board may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person.

      (b) Amendments to Awards. Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change to any Award shall be made, other than pursuant to Section 7(c), unless it (i) is not adverse to the Grantee to whom such Incentive Award was granted, (ii) is consented to by such Grantee, and
(iii) does not cause the Incentive Award to provide for the deferral of compensation in a manner that does not comply with Code Section 409A (unless otherwise determined by the Committee).

      (c) Actions Upon the Occurrence of Certain Events. In connection with any changes in (1) applicable laws, (2) regulations, or (3) accounting principles affecting the financial

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statements of the Partnership, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award:

            (A) provide for either (i) the termination of any Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment) or (ii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

            (B) provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be substituted for by similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

            (C) make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards and/or in the terms and conditions of (including the exercise price), and the vesting/performance criteria included in, outstanding Awards;

            (D) provide that such Award shall be exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

            (E) provide that the Award cannot be exercised or become payable after such event, i.e., shall terminate upon such event.

      Provided, however, that no action shall be taken under Section 7(c) if such action causes any Award to provide for the deferral of compensation in a manner that is subject to taxation under Code Section 409A (unless otherwise determined by the Committee).

SECTION 8. GENERAL PROVISIONS.

      (a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

      (b) Tax Withholding. Unless other arrangements have been made that are acceptable to the Company, the Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award

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or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.

      (c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, continue consulting services or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or consulting free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award agreement or other agreement.

      (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

      (e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such Award shall remain in full force and effect.

      (f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

      (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

      (h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

      (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

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      (j) Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

      (k) Participation by Affiliates. In making Awards to Employees employed by an entity other than by the Company, the Committee shall be acting on behalf of the Affiliate, and to the extent the Partnership has an obligation to reimburse the Company for compensation paid for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the Partnership directly to the Affiliate, and, if made to the Company, shall be received by the Company as agent for the Affiliate.

      (l) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

      (m) Compliance with Section 409A. To the extent that any provision of the Plan or any Award Agreement is subject to Code Section 409A, the Plan and Award Agreement shall be construed to qualify with the provisions of Code Section 409A and related regulations and Treasury pronouncements ("Section 409A"). If any provision provided herein results in the imposition of an excise tax on any Participant under Section 409A, such provision will be reformed to avoid any such imposition in such manner as the Company determines is appropriate to comply with Section 409A.

SECTION 9. TERM OF THE PLAN.

The Plan shall be effective on the date of its approval by the Board and shall continue until the earliest of (i) the date terminated by the Board, (ii) all Units available under the Plan have been paid to Participants, or (iii) the 10th anniversary of the date the Plan is approved by the unitholders of the Company. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

                            [SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed in its name and on its behalf by its duly authorized officer, effective as of September 26, 2006.

                                              EV MANAGEMENT, LLC

                                              By:  /s/ Michael E. Mercer
                                                   ------------------------
                                                   Michael E. Mercer
                                                   Senior Vice President and
                                                   Chief Financial Officer